                                                                    Exhibit 99.1

                                                                   Earnings News

                                    AROTECH
                            632 Broadway, Suite 1200
                            New York, New York 10012
                    Tel: (646) 654-2107 o Fax (646) 654-2187
                                 www.arotech.com

FOR IMMEDIATE RELEASE

          AROTECH CORPORATION 2003 REVENUES NEARLY TRIPLE THOSE OF 2002

                                   ----------

      Revenues expected to more than double in 2004; backlog for first two months of 2004 already exceeds revenues for all of 2003

         New York,  New York,  March 9,  2004 - Arotech  Corporation  (NasdaqNM:
ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported its fourth quarter and year-end 2003 results.

        The Company also reported that backlog as of the end of February 2004 stood at $17.6 million.

        Commenting on the results, Arotech Chairman and CEO Robert S. Ehrlich said, "This past year of 2003 was a turn-around year for Arotech. We clearly positioned ourselves as strong defense and security company, with leading products in growing markets," noted Ehrlich. "We are now only two months into 2004, and we already had, as of the end of February, a backlog of $17.6 million, which is more than our revenues were for all of 2003 - and our revenues in 2003 were the highest in our history. We believe that 2004 will be a year of increased revenue, EBITDA profitability and positive cash flow," concluded Ehrlich.

     Conference Call
     ---------------

         Arotech Corporation will hold its fourth quarter and year-end 2003 conference call on Wednesday, March 10, 2004 at 10:00 a.m. EST. Those wishing to take part in the conference call should call 1-800-289-0494 (US) or +1-913-981-5520 (international) a few minutes before the 10:00 a.m. EST start time. In addition, an instant replay will be available Wednesday, March 10, 2004 at 1:00 p.m. EST until Thursday, March 11, 2004 at 11:59 p.m. EST. The replay telephone number is 1-888-203-1112 (US); +1-719-457-0820 (international). The confirmation number is 409570.

     Results for the Full Year
     -------------------------

        Revenues for the year ended December 31, 2003 increased to $17.3 million as compared with $6.4 million for 2002, an increase of 170%. This increase is largely attributed to sales of interactive training systems in the Defense and Security Products Division by IES (which was not owned by the Company in much of the corresponding period in 2002) and sales of military batteries in the Battery Division.

        Gross profit for the year ended December 31, 2003 increased to $6.2 million as compared with $2.0 million for 2002, an increase of 214% , with a gross margin of 36%. This increase is largely attributed to sales of interactive training systems in the Defense and Security Products Division by IES (which was not owned by the Company in much of the corresponding period in 2002) and sales of military batteries in the Battery Division.

        Adjusted Loss Before Interest, Taxes, Depreciation and Amortization (Adjusted LBITDA), excluding discontinued operations and adjusted to eliminate certain non-cash charges described below and in the table below, for the year ended December 31, 2003 was $(2.2) million as compared with Adjusted LBITDA of $(3.5) million for 2002. Arotech believes that information concerning Adjusted LBITDA enhances overall understanding of its current financial performance.
Arotech computes Adjusted LBIDTA, which is a non-GAAP financial measure, as reflected in the table below.


                                   ( m o r e )

        Non-cash items in this year included a charge $334,000 related to the issuance of shares to consultants, $465,000 related to the issuance of warrants and options, and $839,000 related to the issuance of share and warrants in connection with the litigation settlement with IES Electronic Industries, Ltd.

         Net loss for the year ended December 31, 2003, as a result of the factors described above and in the table below, decreased to $9.0 million as compared with $18.5 million for 2002.

        Combined basic and diluted net loss per share for the year ended December 31, 2003 narrowed to $0.23 as compared with $0.57 for 2002.

     Results for the Fourth Quarter
     ------------------------------

        Revenues for the quarter ended December 31, 2003 increased to $4.1 million as compared with $2.1 million for the corresponding period of 2002, an increase of 91%. This increase is largely attributed to sales of IES interactive training systems in the Defense and Security Products Division and sales of military batteries in the Battery Division.

        Gross profit for the quarter ended December 31, 2003 increased to $1.4 million as compared with $156,000 for the corresponding period of 2002, an increase of 782%, with a gross margin of 34%. This increase is largely attributed to sales of IES interactive training systems in the Defense and Security Products Division and sales of military batteries in the Battery Division.

        Adjusted Loss Before Interest, Taxes, Depreciation and Amortization (Adjusted LBITDA), excluding discontinued operations and adjusted to eliminate certain non-cash charges described below and in the table below, for the quarter ended December 31, 2003 was $(1.1) million, as compared with Adjusted LBITDA of $(1.7) million for the corresponding period of 2002. Arotech believes that information concerning Adjusted LBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted LBIDTA, which is a non-GAAP financial measure, as reflected in the table below.

        Non-cash items in this quarter included a charge $179,000 related to the issuance of shares to consultants, $312,000 related to the issuance of warrants and options, and $839,000 related to the issuance of shares and warrants in connection with the litigation settlement with IES Electronic Industries, Ltd.

         Net loss for the quarter ended December 31, 2003, as a result of the factors described above and in the table below, increased to $(5.2) million, as compared with a net loss of $(2.9) million for the corresponding quarter of 2002.

        Basic and diluted net loss per share for the quarter ended December 31, 2003 was $(0.12) as compared with a loss of $(0.08) for the corresponding period of 2002.

     Cash Position at Year End
     -------------------------

        Cash-on-hand and cash equivalents and certificate of deposit due within one year stood at the end of the year at approximately $14.4 million, as compared to $2.1 million at the end of 2002, with backlog of orders as of the end of the year in excess of $7.2 million (not including the backlog of Arotech's new FAAC and Epsilor subsidiaries, which were purchased in January
2004).

                                   ( m o r e )

        Stockholders' equity stood at the end of the year at approximately $22.0 million.

     Guidance for 2004
     -----------------

        Arotech Corporation also provided guidance for its 2004 results. Based on current and historical trends, Arotech anticipates being cash-flow positive for the full year of 2004, with Adjusted EBITDA profits beginning in the second half. For the full 2004, Arotech anticipates revenues in excess of between $37 million and $42 million for 2004, and Adjusted EBITDA of between $2.5 million and $4 million. Revenues are projected to be stronger in the second half than in the first half, with revenues by quarter growing throughout the year.

     About Arotech Corporation
     -------------------------

         Arotech Corporation (www.arotech.com) provides quality defense and security products for the military, law enforcement and homeland security markets, including advanced zinc-air and lithium batteries and chargers, multimedia interactive simulators/trainers and lightweight vehicle armoring.

         The Battery and Power Systems Division includes Electric Fuel Battery Corporation (www.electric-fuel.com) and Epsilor Electronic Industries (www.epsilor.com). The Simulation, Training and Consulting Division includes IES Interactive Training (www.ies-interactive.com), FAAC Incorporated (www.faac.com) and Arocon Security Consulting (www.arocon-security.com). The Armored Vehicle Division includes MDT Armor Corp. (www.mdt-armor.com) and MDT Protective Industries Ltd. (www.mdtisrael.com).

         Arotech is  incorporated  in Delaware,  with  corporate  offices in New
York,  and  research,   development  and  production  subsidiaries  in  Alabama,
Colorado, Michigan and Israel.

COMPANY CONTACT:

Jonathan Whartman
Senior VP, Communications
1-866-325-6963
NY Office: 646-654-2107
whartman@arotech.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.

                                TABLES TO FOLLOW

                                   ( m o r e )

                               AROTECH CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                  Year ended December 31,        Three months ended December 31,
                                                             ---------------------------------  ---------------------------------
                                                                  2003             2002              2003             2002
                                                             ---------------- ----------------  ---------------- ----------------
Revenues.................................................... $   17,326,641   $    6,406,739    $    4,094,155   $    2,148,430

Cost of revenues............................................     11,087,840        4,421,748         2,722,628        1,992,905
                                                             ---------------- ----------------  ---------------- ----------------

Gross profit................................................      6,238,801        1,984,991         1,371,527          155,525

Research and development....................................      1,053,408          685,919           290,779          306,134

Selling and marketing expenses..............................      3,532,636        1,309,669         1,137,446          597,166

General and administrative expenses.........................      6,196,779        4,023,103         2,617,408          674,911

Amortization of intangible assets ..........................        864,910          649,543           137,783          397,821
                                                             ---------------- ----------------  ---------------- ----------------

                                                                 11,647,733        6,668,234         4,183,417        1,976,032
                                                             ---------------- ----------------  ---------------- ----------------

Operating loss..............................................     (5,408,932)      (4,683,243)       (2,811,889)      (1,820,507)

Financial income (expenses), net............................     (3,470,459)         100,451        (2,385,877)         (39,566)
                                                             ---------------- ----------------  ---------------- ----------------

Net loss before taxes.......................................     (8,879,391)      (4,582,792)       (5,197,766)      (1,860,073)

Tax income (expenses), net..................................       (396,193)               -           (88,057)         105,229
                                                             ---------------- ----------------  ---------------- ----------------

Net loss before minority interest in profit of a subsidiary.     (9,275,584)      (4,582,792)       (5,285,822)      (1,754,844)

Loss (Profit) to minority...................................        156,900         (355,360)           22,087         (264,210)
                                                             ---------------- ----------------  ---------------- ----------------

Net loss from continuing operations......................... $   (9,118,684)  $   (4,938,152)   $   (5,263,735)  $   (2,019,054)

Net profit (loss) from discontinued operations .............        110,410      (13,566,206)           29,526         (871,567)
                                                             ---------------- ----------------  ---------------- ----------------

Net loss for the period..................................... $   (9,008,274)  $  (18,504,358)   $   (5,234,208)  $   (2,890,621)
                                                             ================ ================  ================ ================

Basic and diluted net loss per share from continuing
  operations................................................ $      (0.23)    $      (0.15)     $      (0.12)    $      (0.06)
                                                             ================ ================  ================ ================

Basic and diluted net earnings (loss) per share from
  discontinued operations................................... $       0.00     $      (0.42)     $       0.00     $      (0.03)
                                                             ================ ================  ================ ================

Combined basic and diluted net loss per share .............. $      (0.23)    $      (0.57)     $      (0.12)    $      (0.08)
                                                             ================ ================  ================ ================

Weighted average number of shares outstanding...............     38,890,174       32,381,592        43,604,830       34,758,048
                                                             ================ ================  ================ ================


Reconciliation of Non-GAAP Financial Measure

         To supplement Arotech's consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Loss Before Interest, Taxes, Depreciation and Amortization (LBITDA), as adjusted to eliminate certain non-cash charges (Adjusted LBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech's current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Reconciliation of Adjusted LBITDA to the nearest GAAP measure follows:

                                 ADJUSTED LBITDA
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Year ended December 31,        Three months ended December 31,

                                                             ----------------------------------  ----------------------------------
                                                                   2003               2002            2003               2002
                                                             ------------------ ---------------  ----------------  ----------------
Net loss from continuing operations (GAAP measure).......... $   (9,118,684)    $   (4,938,152)  $   (5,263,735)   $   (2,019,054)
Add back:

Interest expense (income),  net (after deduction of minority
  interest).................................................      3,471,700            (99,150)       2,394,425            36,614
Taxes (after deduction of minority interest)................        240,039                  -           73,864           (54,194)
Depreciation of fixed assets................................        730,159            473,739          201,004            28,469
Amortization of intangible  assets and capitalized  research
  and development expenses..................................        879,312            649,543          146,948           397,823
                                                             ------------------ ---------------  ----------------  ----------------
LBITDA (non-GAAP measure)...................................  $  (3,797,474)     $  (3,914,020)   $  (2,447,494)    $  (1,610,342)
                                                             ------------------ ---------------  ----------------  ----------------
Add back certain non-cash charges:

Write-down of promissory notes..............................              -            394,452                -            52,558
Expenses attributed on issuance of shares to consultants....        333,627                  -          179,296                 -
Expenses attributed on issuance of warrants and options.....        464,948             19,000          312,104          (179,450)
Non-cash portion of settlement agreement....................        838,642                  -          838,642                 -
                                                             ------------------ ---------------  ----------------  ----------------
ADJUSTED LBITDA (non-GAAP measure)..........................  $  (2,160,257)     $  (3,500,568)   $  (1,117,452)    $  (1,737,234)
                                                             ================== ===============  ================  ================


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